Exhibit 10(d)(d)(d)

GRANT AGREEMENT

Name:	Employee ID:

Grant Date:

Grant ID:

Grant Price:

Amount:

Expiration Date:	The 8th anniversary of the Grant Date

Plan:

Vesting Schedule:

Foreign Stock Appreciation Rights

THIS GRANT AGREEMENT, as of the Grant Date noted above between Hewlett-Packard Company, a Delaware corporation (“Company”), and the Employee named above, is entered into as follows:

WHEREAS, the Company has adopted the Hewlett-Packard Company Foreign Employees Stock Appreciation Rights Plan (“Plan”), a copy of which is attached hereto as Exhibit “A” and made a part hereof, under which the HR and Compensation Committee or its delegates (“Committee”) is authorized to grant Stock Appreciation Rights (“SARs”) to certain foreign national employees of the Company’s eligible subsidiaries; and

WHEREAS, in order to give the Employee an incentive to continue in the employ of the Company (or its Affiliates or Subsidiaries), to accept ancillary agreements designed to protect the legitimate business interests of the Company that are made a condition of this grant and to participate in the affairs of the Company, the Committee has determined that the Employee shall be granted SARs as hereinafter set forth;

THEREFORE, the parties agree as follows:

1.              The Company hereby grants the Employee the number of SARs noted above upon the following terms and conditions:

(a)         Grant of SARs.

These SARs are granted under and pursuant to the Plan and are subject to each and all provisions thereof.

(b)         Grant Price.

The Grant Price is the price per share set forth above, representing the fair market value of a share of the Company’s Common Stock (“Share(s)”) on the Grant Date.

(c)          Restrictions on Transfer.

These SARs are not transferable by the Employee otherwise than by will or the laws of descent and distribution and are exercisable during the Employee’s lifetime only by him or her.  These SARs may not be transferred, assigned, pledged, or hypothecated by the Employee during his or her lifetime, whether by operation of law or otherwise, and are not subject to execution, attachment or similar process.

(d)         Vesting Schedule.

These SARs will vest and become exercisable according to the vesting schedule set forth above except to the extent a severance plan applicable to the Employee provides otherwise, and the Employee must be in compliance with the requirements and conditions provided for in the Plan and this Grant Agreement.  Notwithstanding the foregoing, these SARs shall vest and become exercisable in full upon the retirement of the Employee, in accordance with the applicable retirement policy, the Employee’s total and permanent disability, or upon his death.

(e)          Expiration Date.

These SARs will expire on the 8th anniversary of the Grant Date set forth above, unless sooner terminated or canceled in accordance with the provisions of the Plan.  The Employee must exercise your grant, if at all, on a day the New York Stock Exchange is open for trading and on or before the expiration date herein.  The Employee shall be solely responsible for exercising these SARs, if at all, prior to the expiration date.  The Company shall have no obligation to notify the Employee of the expiration of these SARs.

(f)           Termination of Employment.

Upon termination of the Employee’s employment for any reason other than death, retirement, in accordance with the applicable retirement policy, or permanent and total disability, all unvested shares shall be forfeited by the Employee and he or she may exercise the SAR to the extent that it is then vested before the New York Stock Exchange closes on the date of termination, except to the extent a severance plan applicable to the Employee provides otherwise.

(g)          Death of Employee.

In the event of the Employee’s death, his legal representative or designated beneficiary shall have the right to exercise all or a portion of the Employee’s rights under this Grant Agreement within the time prescribed for exercise after the death of the Employee as provided herein.  The representative or designee must exercise these SARs within one (1) year after the death of the Employee and shall be bound by the provisions of the Plan.  In all cases, however, the SARs will expire no later than the expiration date set forth above.

(h)         Disability or Retirement of Employee.

In the event of the Employee’s termination due to retirement, in accordance with the applicable retirement policy, or permanent and total disability, the Employee may exercise his rights under this Grant Agreement within three (3) years from the date of termination. In all cases, however, the SARs will expire no later than the expiration date set forth above. The Company’s obligation to vest the SAR under this paragraph is subject to the condition that the Employee shall have executed a current Agreement Regarding Confidential Information and Proprietary Developments (“ARCIPD”) that is satisfactory to the Company, and shall not engage in any conduct that creates a conflict of interest in the opinion of the Company.

(i)             Method of Exercise.

The Employee may exercise SARs through an administrator designated by the Company or by any other method the Committee has approved.

2.              Benefit Upon Exercise.

The SARs granted hereunder shall entitle the Employee to receive from the Company upon exercise of the SARs or portion thereof an amount equal to 100% of the excess of the fair market value of one Share on the date when the SARs granted under the Plan are exercised over the fair market value of a Share on the Grant Date, multiplied by the number of SARs exercised.  Fair market value for the relevant dates shall be the closing price for the Shares as reported on the online edition of NYSE.com on the date on which determination of such fair market value is to be made.  The amount payable upon exercise of the SARs may be paid in US dollars or foreign currency equivalent at the election of the Company.  Payments made upon exercise will be subject to any required withholding taxes or social security contributions.

3.              Acknowledgement and Waiver.

By accepting the grant of these SARs, the Employee acknowledges and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Grant Agreement; (ii) the grant of these SARs is voluntary and occasional and does not create any contractual or other right to receive future SARs, or benefits in lieu of SARs, even if SARs have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) the Employee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Employee’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;  (v) the Employee is participating voluntarily in the Plan; (vi)  these SARs are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and is outside the scope of the Employee’s employment contract, if any; (vii) these SARs are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;  (viii) in the event that the Employee is not an employee of the Company, this SAR will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this grant will not be interpreted to form an employment contract with the Employer or any Subsidiary or Affiliate of the

Company;  (ix) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (x) if the underlying Shares do not increase in value, these SARs will have no value;  (xi) in consideration of the grant of these SARs, no claim or entitlement to compensation or damages shall arise from termination of these SARs resulting from termination of the Employee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Grant Agreement, the Employee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (xii) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Employee’s employment (whether or not in breach of local labor laws), the Employee’s right to receive SARs and vest in SARs under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of the Employee’s employment (whether or not in breach of local labor laws), the Employee’s right to exercise these SARs after termination of employment, if any, will be measured by the date of termination of the Employee’s active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of these SARs, and (xiii) if the Company determines that the Employee has engaged in misconduct prohibited by applicable law or any applicable policy of the Company, as in effect from time to time, or the Company is required to make recovery from the Employee under applicable law or a Company policy adopted to comply with applicable legal requirements, then the Company may, in its sole discretion, to the extent it determines appropriate and to the extent permitted under applicable law, (a) recover from the Employee the proceeds from SARs exercised up to three years prior to the Employee’s termination of employment or any time thereafter, (b) cancel the Employee’s outstanding SARs whether or not vested, and (c) take any other action required or permitted by applicable law.

4.              Taxes.

Regardless of any action the Company or the Employee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, fringe benefit tax or other tax-related items that the Employer is legally required, allowed or permitted to recover from the Employee whether incurred at grant, vesting, exercise, sale, prior to vesting or at any other time (“Tax-Related Items”), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains the Employee’s responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of these SARs, including the grant, vesting or exercise of these SARs; and (ii)  do not commit to structure the terms or the grant or any aspect of these SARs to reduce or eliminate the Employee’s liability for Tax-Related Items.  The Employee shall pay or make adequate arrangements satisfactory to the Company and or the Employer to withhold all applicable Tax-Related Items legally recoverable from the Employee from the Employee’s wages or other cash compensation paid to the Employee by the Company and or the Employer.  The Employee Acknowledges that taxes may be due in more than one jurisdiction and that the Company or the Employer may withhold applicable taxes for multiple jurisdictions.  The Company may refuse to honor the exercise of these SARs if the Employee fails to comply with the Employee’s obligations in connection with the Tax-Related Items. The Employee acknowledges that taxes may be due in more than one jurisdiction and that the Company or the Employer may withhold applicable taxes for multiple jurisdictions.

In accepting these SARs, the Employee consents and agrees that in the event the SARs become subject to an employer tax that is legally permitted to be recovered from the Employee, as may be determined by the Company and/or the Employer at their sole discretion, and whether or not the Employee’s employment with the Company and/or the Employer is continuing at the time such tax becomes recoverable, the Employee will assume any liability for any such taxes that may be payable by the Company and/or the Employer in connection with the SARs.  Further, by accepting the SARs, the Employee agrees that the Company and/or the Employer may collect any such taxes from the Employee by any of the means set forth in this Section 4.  The Employee further agrees to execute any other consents or elections required to accomplish the above, promptly upon request of the Company.

5.              Data Privacy Consent.

The Employee understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all SARs, options or any other entitlement to shares of stock granted, canceled, purchased, exercised, vested, unvested or outstanding in the Employee’s favor for the exclusive purpose of implementing, managing and administering the Plan (“Data”). The Employee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee’s country or elsewhere and that the recipient country may have different data privacy laws and protections than the Employee’s country. HP is committed to protecting the privacy of your personal data in such cases. By contract with both the HP affiliate and with HP vendors, the people and companies that have access to your personal data are bound to handle your data in a manner consistent with the HP Privacy Policy and law. We also perform due diligence and audits on our vendors in accordance with good commercial practices to ensure their capabilities and compliance with those commitments.

The Employee may request a list with the names and addresses of any potential recipients of the data by contacting the local human resources representative. The Employee understands that data will be held only as long as is necessary to implement, administer and manage participation in the Plan.

6.              Additional Eligibility Requirements Permitted.

In addition to any other eligibility criteria provided for in the Plan, the Company may require that the Employee execute a separate document agreeing to the terms of a current arbitration agreement and/or a current ARCIPD, each in a form acceptable to the Company and/or that the Employee be in compliance with the ARCIPD throughout the entire vesting period. If such separate documents are required by the Company and the Employee does not accept them within 75 days of the Grant Date set forth above or such other date as of which the Company shall require in its discretion, this SAR shall be cancelled and the Employee shall have no further rights under this Grant Agreement.

7.              No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s exercise of the SARs.  The Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

8.              Plan Information.

The Employee agrees to receive a copy of the Plan, any Plan prospectus and other Plan information, including information prepared to comply with laws outside of the United States, from the Long-term Incentives website and stockholder information, including copies of any annual report, proxy and Form 10K, from the investor relations section of the HP website at www.hp.com.  The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company Secretary.

9.              Miscellaneous.

(a)         The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and the Employee.  Notwithstanding the foregoing, nothing in the Plan or this Grant Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and the Employee under which a SAR properly granted under and pursuant to the Plan serves as any part of the consideration furnished to the Employee.  This Grant Agreement is governed by the laws of the state of Delaware.

(b)         The Employee shall acquire no rights as a stockholder with respect to his SARs.

(c)          If the Employee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

(d)         The provisions of this Grant Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(e)          Notwithstanding Section 9(d), the Company’s obligations under this Grant Agreement and the Employee’s agreement to the terms of an arbitration agreement and/or an ARCIPD, if any, are mutually dependent.  In the event that the Employee breaches the arbitration agreement or the Employee’s ARCIPD is breached or found not to be binding upon the Employee for any reason by a court of law, then the Company will have no further obligation or duty to perform under the Plan or this Grant Agreement.

(f)           The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the any benefits acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(g)          All rights granted under this Grant Agreement are subject to claw back under the Company policy as in effect from time to time.

HEWLETT-PACKARD COMPANY

Meg Whitman
CEO and President

Tracy Keogh
Executive Vice President, Human Resources

RETAIN THIS GRANT AGREEMENT FOR YOUR RECORDS

Important Note:  Your grant is subject to the terms and conditions of this Grant Agreement and to HP obtaining all necessary government approvals.  If you have questions regarding your grant, please discuss them with your manager.

Exhibit A

HEWLETT-PACKARD COMPANY FOREIGN EMPLOYEES STOCK APPRECIATION RIGHTS PLAN

(Amended & Restated July 17, 2003)

The following constitute the provisions of the Hewlett-Packard Company (“HP” or “Company”) Foreign Employees Stock Appreciation Rights Plan (the “Plan”):

1.              DEFINITIONS: In this plan,

(a)         “Employee Stock Option Plan” means any of the Company’s incentive stock option plans pursuant to which participating employees are offered and purchase shares of HP Common Stock, which have been registered under the Securities Act of 1933.

(b)         “Foreign Subsidiary” means any corporation which is organized and exists under the laws of a country other than the United States of America and 1) whose accounts are consolidated with the accounts of the Company for reporting purposes; or 2) which is an affiliate of HP and designated by the Committee as a “foreign subsidiary” for purposes of this Plan.

(c)          “Foreign national employee” means an employee of a foreign subsidiary who is a national of a country other than the United States of America.

(d)         “Unfavorable foreign law” means any law or governmental regulation of a country other than the United States of America which has the effect of prohibiting, restricting or inhibiting the acquisition or ownership of HP stock by a foreign national employee, or requires the payment of currency premiums with respect to the purchase of HP stock with funds supplied by a foreign national employee and his employer.

(e)          “Eligible foreign subsidiary” means a foreign subsidiary any of whose foreign national employees is subject to unfavorable foreign laws.

(f)           “Employee” means a foreign national employee of an eligible foreign subsidiary.

(g)          “Employer” means an eligible foreign subsidiary as to its employees.

(h)         “Stock appreciation right” means a right granted pursuant to Section 5 of the Plan.

(i)             “Committee” means the Human Resources and Compensation Committee of the Company.

(j)            “Common shares” means Common Shares, US $0.01 par value, of the Company.

(k)         “Fair market value” of Common Shares on any relevant date shall, for purposes of the Plan, be the mean of the highest and lowest quoted selling prices for the Common Shares as reported for New York Stock Exchange on the date on which determination of such fair market value is to be made, or if no Common Shares are traded on that date, then the reported closing price on the next preceding day on which trading was reported.

(l)             “Discounted value” means the value fixed by the Committee with respect to any stock appreciation right, which value shall be used in place of fair market value and which may represent a discount of up to 25% off of fair market value on the date the stock appreciation right is granted.

(m)     “Spread” means the excess of the fair market value (or discounted value, if applicable) of a Common Share on the date when a stock appreciation right granted pursuant to the Plan is exercised over the fair market value of a Common Share on the date when the stock appreciation right was granted under the Plan.

2.              PURPOSE.

The purpose of the Plan is to provide a means whereby foreign national employees who are subject to unfavorable foreign laws may realize the benefits intended to have been provided by granting of stock options under the Company’s Employee Stock Option Plans. The Plan is designed to foster continued cordial employee relations.

3.             PARTICIPATION IN THE PLAN.

Foreign national employees, excluding officers and directors of the Company, who are employed by an eligible foreign subsidiary, shall be eligible to participate in the Plan.

4.              ADMINISTRATION.

The Committee shall supervise and administer the Plan. All questions of interpretation of the Plan or of any stock appreciation right issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons.

The Committee shall have the authority, in its discretion to:  1) select the Employees to whom stock appreciation rights may be granted, 2) approve forms of agreement for use under the Plan, 3) determine the terms and conditions, not inconsistent with the terms of the Plan, 4) adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, 5) prescribe, amend and rescind rules and regulations relating to the Plan, 6) authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock appreciation right previously granted by the Committee, and 7) make all other determinations deemed necessary or advisable for administering the Plan and any stock appreciation right granted hereunder.

Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Board or any of its committees as shall be administering the Plan may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. The delegation may be revoked at any time.

5.              DEFINITION AND VALUATION OF STOCK APPRECIATION RIGHTS.

Stock appreciation rights shall entitle the employee to receive from the Company upon exercise of the stock appreciation rights or portion thereof, an amount equal to 100% of the spread (as defined in Section 1 above) at the time of the exercise of the stock appreciation rights, multiplied by the number of stock appreciation rights exercised.  Such amount may be paid by the Company in U.S. dollars or foreign currency equivalent.

6.              TERMS, CONDITIONS AND FORMS OF STOCK APPRECIATION RIGHTS.

Each stock appreciation right granted under this Plan shall be authorized by the action of a) the Committee; or b) the Executive Committee of the HP Board of Directors, and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

(a)         Stock Appreciation Rights are Non-Transferable. Each stock appreciation right granted under the Plan by its terms shall not be transferable by the holder otherwise than by will or by laws of descent and distribution, and shall be exercised during the lifetime of the Employees only by him. No stock appreciation right or interest therein may be transferred, assigned, pledged or hypothecated by the holder during its lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(b)         Terms of Stock Appreciation Right. Unless a different vesting schedule is specified by the Committee at the time a stock appreciation right is granted, no stock appreciation right may be exercised before the first anniversary of the date upon which it was granted, nor may it be exercised as to more than one-fourth the number of rights covered herein before the second anniversary of the date of grant, nor may it be exercised as to more than one-half the number of rights covered herein before the third anniversary of the date of grant, nor may it be exercised as to more than three-fourths the number of rights covered herein before the fourth anniversary of the date of grant. Unless a different term is specified in the written agreement evidencing the stock appreciation right, the stock appreciation rights will expire ten (10) years from the grant date unless sooner terminated or cancelled in accordance with the provisions of the Plan. In the event of the Employee’s death, all unexpired stock appreciation rights shall become immediately exercisable in full by the Employee’s beneficiary designated in accordance with Section 6 (d).

(c)          Exercise of Stock Appreciation Rights. The holder of a stock appreciation right may exercise the same by (1) filing with the Secretary of the Company a written election specifying the stock appreciation rights or portion thereof to be exercised and (2) surrendering such stock appreciation rights for cancellation or partial cancellation, as the case may be. The stock appreciation right shall be deemed to have been exercised on the date on which the holder completed all acts required of him by this paragraph to exercise the stock appreciation right.

(d)         Termination of Stock Appreciation Rights. All rights of an employee in a stock appreciation right, to the extent that it has not been exercised, shall terminate upon the death of the Employee (except as herein after provided), or the termination of his employment for any reason other than retirement because of age or total and permanent disability, and in case of such retirement three (3) years from the date thereof or upon expiration of the stock appreciation right, whichever shall first occur; provided, however, that the employee by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of his stock appreciation rights. In the event that the Employee does not designate a beneficiary, the stock appreciation rights may be exercised in accordance with his will or, in the absence of a will, in accordance with applicable law governing intestate succession. The person or persons so designated or so empowered must exercise any portion of the stock appreciation rights, within one (1) year after the death of employee, and such exercise shall be subject to the provisions of this Plan.

(e)          Conversion of Existing Option; Grant Date. The Committee may authorize the conversion of existing stock options held by an Employee into stock appreciation rights. Any such grant of stock appreciation rights shall be subject to the surrender for cancellation of said stock options. Stock appreciation rights granted in substitution for existing stock options shall be deemed to have the same grant date, term, and vesting as the cancelled stock option.

(f)           [reserved]

(g)          Buyout Provisions. At any time, the Committee may, but shall not be required to, authorize the Company to offer to buy out for a payment in cash or Common Shares a stock appreciation right previously granted based on such terms and conditions as the Committee shall establish and communicate to the holder of such stock appreciation rights in connection with such offer.

7.              LIMITATION OF RIGHTS.

Nothing in the Plan shall be construed to give any eligible employee any right to be granted a stock appreciation right. Neither the Plan nor the granting of a stock appreciation right nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or any foreign subsidiary will employ the holder of a stock appreciation right for any period of time or in any position or at any particular rate of compensation. The holder of stock appreciation right shall have no rights as a stockholder with respect to his stock appreciation right.

8.              CHANGES IN PRESENT COMMON SHARES.

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock splits or other change in the corporate structure or capitalization affecting the Company’s present Common Shares, appropriate adjustment shall be made by the Board of Directors of the Company in the number of stock appreciation rights granted hereunder and their valuation.

In the event there is a change of control of the Company, as determined by the Board of Directors of the Company, the Board of Directors of the Company may, in its discretion, 1) provide for the assumption or substitution of, or adjustment to, each outstanding stock appreciation right; 2) accelerate the vesting of such stock appreciation right; and 3) provide for the cancellation of stock appreciation rights for a cash payment.

9.              AMENDMENT, SUSPENSION OR TERMINATION OF STOCK APPRECIATION RIGHTS.

The Committee may at any time amend, suspend or terminate the Plan and any stock appreciation rights theretofore granted under the Plan. In addition, stock appreciation rights shall terminate and may no longer be exercised upon any termination date specified by the Committee at the time of grant of such stock appreciation rights.

10.       EFFECTIVE DATE OF THE PLAN.

The Plan shall take effect on the date of adoption by the Committee. Stock appreciation rights may be granted under the Plan at any time after the adoption of the Plan and prior to the termination of the Plan.

11.       GENDER.

Wheresoever used in this Plan, the masculine gender shall be deemed to include the feminine.